UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 28, 2020

COMMUNITY HEALTH SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15925	13-3893191
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4000 Meridian Boulevard

Franklin, Tennessee 37067

(Address of principal executive offices)

Registrant’s telephone number, including area code: (615) 465-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CYH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement

On December 28, 2020, CHS/Community Health Systems, Inc. (the “Issuer”), a direct, wholly owned subsidiary of Community Health Systems, Inc. (the “Company”), completed its previously announced offering (the “Notes Offering”) of $1,900,000,000 aggregate principal amount of its 5.625% Senior Secured Notes due 2027 (the “2027 Notes”) and $900,000,000 aggregate principal amount of its 6.000% Senior Secured Notes due 2029 (the “2029 Notes” and, together with the 2027 Notes, the “Notes”). The terms of the 2027 Notes are governed by an indenture, dated as of December 28, 2020, among the Issuer, the Company, the subsidiary guarantors party thereto, Regions Bank, as trustee (the “Trustee”), and Credit Suisse AG, as collateral agent (the “Collateral Agent”) (the “2027 Notes Indenture”). The terms of the 2029 Notes are governed by an indenture, dated as of December 28, 2020, among the Issuer, the Company, the subsidiary guarantors party thereto, the Trustee and the Collateral Agent (the “2029 Notes Indenture” and, together with the 2027 Notes Indenture, the “Indentures”).

The 2027 Notes bear interest at a rate of 5.625% per year payable semi-annually in arrears on March 15 and September 15 of each year, commencing on September 15, 2021. The 2029 Notes bear interest at a rate of 6.000% per year payable semi-annually in arrears on January 15 and July 15 of each year, commencing on July 15, 2021.

Each series of Notes is unconditionally guaranteed on a senior-priority secured basis by the Company and each of the Issuer’s current and future domestic subsidiaries that provide guarantees under the Issuer’s ABL facility (the “ABL Facility”), any capital market debt securities of the Issuer (including the Issuer’s outstanding senior notes) and certain other long-term debt of the Issuer and the guarantors.

Each series of Notes and the related guarantees are secured by (i) first-priority liens on the collateral (the “Non-ABL Priority Collateral”) that also secures on a first-priority basis the Issuer’s existing senior-priority secured notes (the “Existing Senior-Priority Secured Notes”) and (ii) second-priority liens on the collateral (the “ABL-Priority Collateral” and together with the Non-ABL Priority Collateral, the “Collateral”) that secures on a first-priority basis the ABL Facility (and also secures on a second-priority basis the Existing Senior-Priority Secured Notes), in each case subject to permitted liens described in the applicable Indenture. Each series of Notes is subject to the terms of three intercreditor agreements: (1) the intercreditor agreement which governs the relative rights of the secured parties in respect of the ABL Facility, the Existing Senior-Priority Secured Notes, the Issuer’s existing junior-priority secured notes (the “Existing Junior-Priority Secured Notes”) and the Notes (the “ABL Intercreditor Agreement”), (2) the intercreditor agreement which governs the relative rights of the secured parties in respect of the Existing Senior-Priority Secured Notes, the Existing Junior-Priority Secured Notes and the Notes (the “Senior-Junior Intercreditor Agreement”) and (3) the intercreditor agreement which governs the relative rights of holders of the Notes, holders of the Existing Senior-Priority Secured Notes and holders of any future obligations secured on a pari passu basis with the Notes (the “Pari Passu Intercreditor Agreement” and, together with the ABL Intercreditor Agreement and the Senior-Junior Intercreditor Agreement, the “Intercreditor Agreements”). Each of the Intercreditor Agreements restrict the actions permitted to be taken by the Collateral Agent with respect to the Collateral on behalf of the holders of each series of Notes.

At any time prior to December 15, 2023, the Issuer may redeem some or all of the 2027 Notes at a price equal to 100% of the principal amount of the 2027 Notes redeemed plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date plus a “make-whole” premium, as described in the 2027 Notes Indenture. On or after December 15, 2023, the Issuer may redeem some or all of the 2027 Notes at any time and from time to time at the redemption prices set forth in the 2027 Notes Indenture, plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date. In addition, at any time prior to December 15, 2023, the Issuer may redeem up to 40% of the aggregate principal amount of the 2027 Notes with the proceeds of certain equity offerings at the redemption price set forth in the 2027 Notes Indenture, plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date.

At any time prior to January 15, 2024, the Issuer may redeem some or all of the 2029 Notes at a price equal to 100% of the principal amount of the 2029 Notes redeemed plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date plus a “make-whole” premium, as described in the 2029 Notes Indenture. On or after January 15, 2024, the Issuer may redeem some or all of the 2029 Notes at any time and from time to time at the redemption prices set forth in the 2029 Notes Indenture, plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date. In addition, at any time prior to January 15, 2024, the Issuer may redeem up to 40% of the aggregate principal amount of the 2029 Notes with the proceeds of certain equity offerings at the redemption price set forth in the 2029 Notes Indenture, plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date.

If the Company or the Issuer experiences a Change of Control (as defined in each Indenture), the Issuer is required to offer to repurchase each series of Notes at 101% of the principal amount of such Notes plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase.

Each Indenture contains covenants that, among other things, limit the Issuer’s ability and the ability of its restricted subsidiaries to incur or guarantee additional indebtedness, pay dividends or make other restricted payments, make certain investments, incur restrictions on the ability of the Issuer’s restricted subsidiaries that are not guarantors to pay dividends or make certain other payments, create or incur certain liens, sell assets and subsidiary stock, impair the security interests, transfer all or substantially all of the Issuer’s assets or enter into merger or consolidation transactions, and enter into transactions with affiliates. Each Indenture provides for customary events of default which include (subject in certain cases to customary grace and cure periods), among others, nonpayment of principal or interest, breach of other agreements in that Indenture, failure to pay certain other indebtedness, failure to pay certain final judgments, failure of certain guarantees to be enforceable, failure to perfect certain collateral securing the Notes issued pursuant to that Indenture and certain events of bankruptcy or insolvency.

The foregoing summary and description of the Indentures and the Notes does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the applicable Indenture, which Indentures are filed as Exhibit 4.1 and 4.2 hereto and incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligations or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 8.01.	Other Events.

The Issuer intends to use the net proceeds of the Notes Offering to repurchase and/or redeem all of its outstanding 6.250% Senior Secured Notes due 2023 (the “2023 Notes”) and to pay related fees and expenses. In particular, the Issuer intends to use the net proceeds from the Notes Offering (i) to purchase all of the Issuer’s outstanding 2023 Notes that are validly tendered and accepted for purchase in the cash tender offer announced on December 11, 2020 (the “Tender Offer”) and (ii) to the extent the aggregate principal amount of 2023 Notes validly tendered and accepted for purchase in the Tender Offer is less than the entire aggregate principal amount of 2023 Notes outstanding, redeem or repurchase (in one or more open market repurchases and/or privately negotiated transactions) all of the 2023 Notes that remain outstanding.

On December 28, 2020, the Company issued a press release announcing the early tender results of the Tender Offer. As of 5:00 p.m., New York City time, on December 24, 2020 (the “Early Tender Deadline”), $2,579,073,000 in aggregate principal amount, or approximately 96.43%, of the outstanding 2023 Notes had been validly tendered and not validly withdrawn and accepted by the Issuer. Payment for the 2023 Notes accepted for purchase on or prior to the Early Tender Deadline was made on December 28, 2020 (the “Early Settlement Date”). The Tender Offer is scheduled to expire at 11:59 p.m., New York City time, on January 11, 2021, unless extended or earlier terminated by the Issuer.

On December 28, 2020, the Issuer issued to holders of the 2023 Notes a notice of redemption to redeem on January 28, 2021 (the “Redemption Date”) all of the 2023 Notes that remain outstanding on the Early Settlement Date at a redemption price of 103.125% of the principal amount thereof plus accrued and unpaid interest to, but not including, the Redemption Date.

A copy of the press release issued by the Company announcing the early tender results and delivery of the notice of redemption is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits

The following exhibits are filed herewith:

4.1	Indenture, dated as of December 28, 2020, among CHS/Community Health Systems, Inc., Community Health Systems, Inc., the guarantors party thereto, Regions Bank, as trustee, and Credit Suisse AG, as collateral agent, relating to the 5.625% Senior Secured Notes due 2027.

4.2	Indenture, dated as of December 28, 2020, among CHS/Community Health Systems, Inc., Community Health Systems, Inc., the guarantors party thereto, Regions Bank, as trustee, and Credit Suisse AG, as collateral agent, relating to the 6.000% Senior Secured Notes due 2029.

99.1	Press Release of Community Health Systems, Inc., dated December 28, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 28, 2020	COMMUNITY HEALTH SYSTEMS, INC.
(Registrant)

	By:	/s/ Kevin J. Hammons
Kevin J. Hammons
Executive Vice President and Chief Financial Officer (principal financial officer)